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                                                                   EXHIBIT 10.12


                         SERVICES AND LICENSE AGREEMENT



            THIS SERVICES AND LICENSE AGREEMENT ("Agreement") is entered into as of the 19th day of August, 1997, by and between iMALL, INC., a Nevada corporation ("IMALL"), and KOINONIA SYSTEM CO. LTD., INC./IMALL Korea, a Korean corporation and all of its subsidiaries, affiliates and related parties both within the United States and any foreign counties (collectively, "KOINONIA"), with reference to the following facts:

                                    RECITALS:

            A. iMALL has developed certain techniques, formats, procedures and know-how for the preparation, marketing and sale of Internet products and services. This includes information and services relating to the creation of a large commerce enabled Internet mall ("iMALL") and marketing programs (including a unique seminar model for selling Web sites) for the sale of those products and services (the "Proprietary Information") and, in connection with the use and development of the Proprietary Information, has developed or acquired certain trademark and trade name rights in and to the name "iMALL" and certain stylized logos, trade dressage, and stylized renderings related thereto or used in connection therewith (collectively the "Trademarks").

            B. iMALL has agreed to provide to Kononia certain services relating to the initiation and operation of an "Internet mall" business in Korea which are similar to the business operations of iMALL in the United States.

            C. iMALL has also agreed to grant to Koinonia and Koinonia has agreed to accept from iMALL, a license for the use of the Proprietary Information and the Trademarks.

            D. Koinonia intends to sell merchants and businesses located in Korea two iMALL Web sites as well as other iMALL related advertising, consulting, and web building services. The two Web sites will be nearly identical in context except that one Web site will be in English and the other in Hangul (Korea's native language). The English Web sites will be located on the main iMALL server in the U.S. and the Korean Web sites will be located on an iMALL server in Seoul, Korea.

            The parties desire to memorialize the terms of their agreement by entering into this Agreement.


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                                    AGREEMENT



            NOW, THEREFORE, for any in consideration of the foregoing recitals and other good and valuable consideration, the parties agree as follows:

            1. License to Proprietary Information. Subject to the terms of this Agreement, and in consideration of the receipt by iMALL of the consideration set forth in paragraph 5, iMALL hereby assigns, transfers and conveys to Koinonia, and Koinonia hereby accepts from iMALL, a non-transferable exclusive license to use the Proprietary Information, but only in conjunction with the use of the Trademarks. Koinonia's license to the Proprietary Information hereunder shall encompass, and shall be exercisable only throughout, the territory represented by Korea (the "Territory"). Any rights with respect to the Proprietary Information which are not expressly granted to Koinonia by the terms of this paragraph are reserved in their entirety to iMALL.

            2. License to Trademarks. Subject to the terms of this Agreement, and in consideration of the receipt by iMALL of the consideration set forth in paragraph 5, iMALL hereby assigns, transfers and conveys to Koinonia, and Koinonia hereby accepts from iMALL, a non-transferable exclusive license to use the Trademarks in conjunction with the Proprietary Information. Koinonia's rights in the Trademarks shall encompass, and shall be exercisable only throughout, the Territory. iMALL shall be entitled to review and shall approve prior to use on any products, all labels, packaging and advertising using or incorporating any of the Trademarks. Any rights with respect to the Trademarks which are not expressly granted to Koinonia by the terms of this Agreement are reserved in their entirety to iMALL.

            3. Fee to iMALL. The total amount of consideration to be paid to iMALL under this Agreement by Koinonia is Two Hundred Thousand Dollars (U.S. $200,000) to be allocated as provided herein. As consideration for the training services to be provided by iMALL pursuant to subparagraphs 4(a)(vi) - (vii), Koinonia shall deliver to iMALL the nonrefundable sum of One Hundred and Seventy Thousand Dollars U.S. (U.S. $170,000). As consideration for all other obligations of iMALL under this Agreement, Koinonia shall deliver to iMALL the nonrefundable sum of Thirty Thousand Dollars U.S. (U.S. $30,000). The total amount owed by Koinonia to iMALL shall be paid as follows:

                  (i) Ten Thousand Dollars U.S. (10,000 U.S.) one day after receipt of this Agreement.

                  (ii) One Hundred and Ninety Thousand Dollars U.S. ($190,000) U.S.) within seven days of signing and registering this Agreement.


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            4. Services and Duties. During the term hereof, the parties agree as follows:

                  (a) iMALL's Services. iMALL agrees to provide the following services Koinonia:

                       (i) iMALL will continue to supply Koinonia with an iMALL web server, configured to operate with existing iMALL equipment, proprietary software, and architectures. The server was set-up by iMALL's technical staff, last month, according to 4(vii) below.

                       (ii) iMALL will continue to provide one "flag" on the iMALL International Center for Korea. The flag links to a related "Internet mall" referred to as iMALL Korea and will contain the Web sites of the merchants Koinonia or its partners sell in each Country.

                       (iii) After Koinonia, or its staff, creates the foreign merchant's iMALL Web sites, it will mirror the English language-based Web site on the main iMALL server in the United States. This gives the millions of English speaking iMALL visitors the opportunity to see the foreign business Web site. The Korean iMALL Web site and the English-language based Web site will be hosted on a server in Korea at a location mutually acceptable to iMALL and Koinonia.

                       (iv) iMALL will use commercially reasonable efforts to provide Koinonia with the identity of any persons or entities from whom or which it receives requests for information relating to iMALL Korea.

                       (v) iMALL will provide, upon Koinonia's request, a total of up to 30 consecutive days (comprised of not more than 180 hours in the aggregate) of training to Koinonia's seminar division representatives at a facility to be chosen by iMALL. If Koinonia requests onsite training in Korea, it will provide business class air travel and reasonable accommodations for iMALL's training staff, and iMALL will pay all payroll and consulting fees of iMALL's training staff.

                       (vi) iMALL will provide, upon Koinonia's request, a total of up to 30 consecutive days (comprised of not more than 180 hours in the aggregate) of training to representatives of Koinonia's customer service division at a training facility to be chosen by iMALL. If Koinonia requests onsite training in Korea, it will provide business class air travel and reasonable accommodations for iMALL's training staff, and iMALL will pay all payroll and consulting fees of iMALL's training staff.

                       (vii) iMALL will provide, upon Koinonia's request, a total of up to 30 consecutive days (comprised of not more than 160 hours in the aggregate) of training to representatives of Koinonia's technical division regarding the building of


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iMALL Web pages using iMALL's web building program title "iSTORE" and iMALL server related issue. If Koinonia requests onsite training in Korea, it will provide business class air travel and reasonable accommodations for iMALL's training staff, and iMALL will pay all payroll and consulting fees of iMALL's training staff.

                  (b) Koinonia Services. Koinonia shall provide the following services and have the following duties:

                       (i) Koinonia will use its best efforts to advertise and market, through seminars or other iMALL approved marketing means, the sale of two Web sites, one in English and the other in Korean, and ongoing maintenance fees.

                       (ii) Koinonia will construct, maintain and upgrade (as appropriate), the Web sites it sells using iSTORE and other iMALL software programs. iMALL's software will allow the Web sites to be built directly on Koinonia's iMALL services to be placed in iMALL Korea.

                       (iii) Koinonia will maintain, in accordance with the procedures and specifications established from time to time by iMALL, a high level of customer service for its merchants.

                       (iv) Koinonia will advertise, in accordance with such procedures as shall be established from time to time by iMALL.

                       (v) Koinonia will implement a system for the maintenance ad use of small translations from English to Hangul and Hangul to English to help in the sale of goods and services.

                       (vi) Koinonia will implement and maintain procedures for following up on all potential merchants forwarded by iMALL to Koinonia pursuant to paragraph 4(a)(iv).

            5. Consideration for Training Services. In consideration of the licenses to the Trademarks and Proprietary Information granted by iMALL to Koinonia hereunder, Koinonia agrees to perform diligently the services and duties described in paragraph 4b and to pay to iMALL the following:

                       a. An amount equal to ten percent (10%) of the gross revenues from (1) all sales of, or revenue generated from: seminars, marketing programs, advertising, consulting and web building services relating to the Internet conducted by Koinonia or its affiliates, joint venturers, agents or partners using iMALL's Proprietary Information, and (2) all maintenance fees generated by Koinonia or its affiliates, joint venturers, partners or agents with respect to seminars or marketing


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efforts relating to the Internet and using iMALL's Proprietary Information. All such royalty fees shall be due and payable on a quarterly basis, within 15 days of the end of the preceding quarter. During the term of this Agreement and for a period of two (2) years thereafter, Koinonia will maintain records reasonably sufficient in detail and scope to provide iMALL with a basis for verifying the actual amount of royalty fees due with respect to any particular period. iMALL shall bear the cost of any such audit or verification of the amounts due pursuant to this paragraph (i), unless such an audit or review shall show that Koinonia shall have underreported the amounts actually due by five percent (5%) or more, and in which case Koinonia shall be solely responsible for, and pay, all of the costs of such audit or review (and the amount by which it underreported the amounts due); and

                  (b) An amount equal to 2.5% of the gross sales iMALL Korea merchants transact through their iMALL Web site at time as Koinonia begins to charge its merchants a percentage of sales. iMALL's brand is growing very rapidly and iMALL USA is now able to charge its merchants 10-15% of gross sales transacted on their iMALL Web sites. When COMMERCIALLY REASONABLE, Koinonia will also charge a percentage of sales and iMALL will receive 2.5% iMALL's commerce software (IRIS) will be modified to track and report these transactions.

                  (c) An amount equal to iMALL's cost, based on iMALL's current billing rates, of all Web sites iMALL is asked to build. In addition, Koinonia will supply iMALL with translations for the basis structural pages of iMALL Korea (i.e., Home Pages and Marketplace Pages) or pay iMALL's costs in having the translations done. All such amounts shall be payable by Koinonia to iMALL within 15 days of Koinonia's receipt of an invoice thereafter, and

                  (d) An amount equal to iMALL's costs for any expenses related to travel, including business class airfare and hotels, incurred by iMALL at the request of Koinonia or its partners and affiliates.

Any amounts due iMALL hereunder which are not paid by Koinonia within thirty
(30) days of their due date shall bear interest, until paid in full, at the rate of the lesser of one and one-half percent (1.5%) per month of the maximum interest rate deity by law.

            6. Consideration for Trademark. In consideration of the services to be provided by iMALL to or for the benefit of Koinonia under the provisions of paragraph 4(a), above, Koinonia agrees to perform diligently the services and duties described in paragraph 4b and to pay to iMALL the following:

                       (a) An amount equal to five percent (5%) of the gross revenues from (1) all sales of, or revenues generated from: seminars, marketing programs, advertising, consulting and web building services relating to the Internet conducted by


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Koinonia or its affiliates, joint venturers, agents or partners using iMALL's
Proprietary Information, and (2) all maintenance fees generated by Koinonia or its affiliates, joint venturers, partners or agents with respect to seminars or marketing efforts relating to the Internet and using iMALL's Proprietary Information. All such royalty fees shall be due and payable on a quarterly basis, within 15 days of the end of the preceding quarter. During the term of this Agreement and for a period of two (2) years thereafter, Koinonia will maintain records reasonably sufficient in detail and scope to provide iMALL with a basis for verifying the actual amount of any royalty fees due with respect to any particular period. iMALL shall bear the cost of any such audit or verification of the amounts due pursuant to this paragraph (i), unless such an audit or review shall show that Koinonia shall have underreported the amounts actually due by five percent (5%) or more, and in which case Koinonia shall be solely responsible for, and pay, all of the costs of such audit or review (and the amount by which it underreported the amounts due).

            7. Title. Title to the licenses granted hereunder shall not constitute title to the underlying Proprietary Information or Trademarks, and Koinonia hereby disclaims any claim to any right, title or interest in the Proprietary Information or the Trademarks except as is granted it hereunder.

            8. Restrictions. Without the prior written consent of iMALL (which consent shall not be unreasonably withheld), Koinonia shall not transfer, rent, lease, loan, sublicense, share, or otherwise transfer any right in or to the license to the Proprietary Information or Trademarks granted to it hereunder, or any part thereof, to any person, entity, or group and shall not use or allow any other person (including Koinonia's representatives, agents, or employees) to use the Proprietary Information or Trademarks outside of the Territory or allow the sale of any product incorporating the Proprietary Information unless such product is labeled with the Trademarks. Except as specifically provided herein, without the prior written consent of iMALL (which may be withheld in iMALL's sole discretion), Koinonia shall also not copy for its own use, and shall not allow any other company, entity, or person to access, use, or copy for its own use, and shall not allow any other company, entity, or person to access, use, or copy any written information constituting all or a part of the Proprietary Information on any terms which are inconsistent with the terms of this Agreement. Koinonia hereby acknowledges and agrees that the Proprietary Information is comprised of trade secrets and confidential information which is the sole and exclusive property of iMALL (subject to the terms hereof), and Koinonia diligently agrees to protect the same against transfer or disclosure to, or discovery by, persons not specifically authorized by iMALL hereunder and to institute or enforce such policies and procedures as shall be appropriate, in iMALL's reasonable opinion, to ensure that its representatives, agents, and employees maintain and observe such confidentiality and non-disclosure restrictions.


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            9. Disclaimer of Warranties. iMALL MAKES NO WARRANTY,
REPRESENTATION, OR PROMISE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT AND EXPRESSLY DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT WITH RESPECT TO ALL OR ANY PORTION OF THE PROPRIETARY INFORMATION OR THE TRADEMARKS. iMALL does not warrant or make any representations regarding the use or the results of the use of the Proprietary Information and/or the Trademarks.

            10. Indemnification and Limitations Thereon. Subject to the limitations of this paragraph, iMALL will indemnify Ioinonia harmless from any and all damages, claims, causes of action, suits, losses, liabilities, expenses and costs, including reasonable attorneys' fees, caused by any breach of this Agreement, including any breach of warranty, by iMALL, provided, that in no case shall iMALL's liability to Koinonia under this paragraph exceed the consideration actually received by iMALL hereunder. iMALL shall not be responsible for any special, incidental, consequential, punitive, or indirect damages, even if iMALL has been advised of the possibility of such damages. Further, iMALL shall not be responsible for lost profits or revenue, loss of use of any software, loss of data, costs of recreating lost date, the cost of any substitute programs or claims by any other party other than the Koinonia. Koinonia's sole and exclusive remedies, and iMALL's sole and exclusive liabilities with respect to this Agreement, are set forth herein. This agreement defines a mutually agreed upon allocation of risk, and the amount payable to iMALL hereunder reflects such allocation of risk. Koinonia will indemnify iMALL and hold iMALL harmless from any and all damages, claims, causes of action, suits, losses, liabilities, expenses and costs, including reasonable attorneys' fees, caused by any breach of this Agreement, including without limitation, any breach of warranty, by Koinonia.

            11. Governmental Approval. Koinonia shall not market, sell, or otherwise distribute any product with utilizes or incorporates the Proprietary Information or the Trademarks until it has obtained all required registrations, authorizations and approvals necessary for the marketing, sale, or distribution of such product from all appropriate governmental agencies.

            12. Term and Termination. The term of this Agreement will commence on the date first written above and will continue for a period of 10 years, subject to earlier termination upon the occurrence of any of the following events:

                  (a) At the option of iMALL, by providing written notice to Koinonia, if Koinonia is in breach of this Agreement and has failed to cure such breach (or to take such steps as are commercially reasonable to cure such breach) within thirty (30) days after receiving written notice of the breach.


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                  (b) At the option of iMALL, by providing thirty (30) days'
written notice to Koinonia, if Koinonia decides to no longer offer, market, sell or otherwise promote products utilizing the Proprietary Information and/or the Trademarks, or if the amounts payable to iMALL pursuant to the provisions of paragraph 5(a)(1) [or through a lump sum payment at the end of the period if the quota is not met] shall be less than $200,000 during the first consecutive 12 months of this Agreement or less than $450,000 during any 12 consecutive month period thereafter.

                  (c) At the option of the parties, upon their mutual written consent.

                  (d) In the event of the bankruptcy, dissolution, or other termination of the action business operations of Koinonia, or in the event of Koinonia is individually placed into bankruptcy (and such involuntary bankruptcy is not dismissed within 45 days), or makes a general assignment for the benefit of its creditors.

Upon the termination of this Agreement, the rights and obligations of the parties hereunder will cease, excepting only the following, which will continue:
(i) The rights of each party with respect to any breach of this Agreement by the other party; and (ii) The rights and obligations set forth in paragraphs 6, 7 and 8.

            13. Independent Contractors. iMALL and Koinonia are independent contractors, and shall not be deemed employees, agents, or representatives of one another. Neither party has a right to bind the other party to any agreement. Unless expressly stated herein to the contrary, each party will bear all of the expenses and costs associated with the performance of its obligations hereunder.

            14. Notices. Notices will be sent to the parties at the addresses stated at the signature lines hereto or at such other addresses as the parties may provide to one another from time to time in writing. Notices may be sent by facsimile, by hand delivery, or by certified, registered, or regular mail, postage prepaid, and will be effective when actually received.

            15. General Provisions.

                  (a) This Agreement may be amended only by a writing signed by both parties, will be governed by and construed in accordance with the laws of the state of Utah (without reference to choice of law rules), is neither assignable nor or delegable by Koinonia without the written consent of iMALL, contains the entire understanding between the parties regarding the subject matter hereof, and supersedes any prior discussions or agreements concerning such subject matter.

                  (b) This Agreement may be executed in one or more counterparts which, together, will constitute one document.


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                  (c) This Agreement will not operate for the benefit of any person or entity not a party to it.

                  (d) If any provision of this Agreement is found unenforceable in whole or in part by a court, the remainder of such provision will be construed by limiting or reducing it to preserve the enforceability to the maximum extent permitted and compatible with applicable law.

                  (e) No delay in the enforcement or extension of time or failure to exercise any right hereunder will be deemed to be a waiver of any right by the other party.

                  (f) In the event of any dispute regarding this Agreement, the parties shall submit that dispute to binding arbitration in accordance with the provisions of the Commercial Arbitration Rules of American Arbitration Association. Any such arbitration shall be held before one arbitrator, which shall be mutually chosen by the parties (or in default thereof, one arbitrator chosen by each of the parties and a third arbitrator chosen by the two arbitrators chosen by the parties), shall be held in the State of Utah, and any decision thereof shall be specifically enforceable by a court of law in the State of Utah. The parties hereby specifically consent to the jurisdiction of the courts of Utah for purposes of this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.


iMALL, Inc.                             Koinonia System Co. Ltd.


By:                                     By:
    -------------------------------         -----------------------------------
    Mark Comer                              Mr. Seo Sun Man
    President                               President



Koinonia System Co. Ltd.


By:
    -------------------------------
    Ms. Moon Jung Sook
    Representative


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                                    ADDENDUM



            This Addendum ("Addendum") relates to the Services and Licenses Agreement ("Agreement") between iMALL and Koinonia. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

1. Koinonia shall pay to Eric Murray the sum of $2,500 per month for so long as the Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.


iMALL, Inc.                             Koinonia System Co. Ltd.


By:                                     By:
    -------------------------------         -----------------------------------
    Mark Comer                              Mr. Seo Sun Man
    President                               President



                                        Koinonia System Co. Ltd.


                                        By:
                                            -----------------------------------
                                            Ms. Moon Jung Sook
                                            Representative


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                                    ADDENDUM



            This Addendum ("Addendum") relates to the Services and Licenses Agreement ("Agreement") between iMALL and Koinonia. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

1. Koinonia shall pay to Eric Murray the sum of $2,500 per month for so long as the Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

iMALL, Inc.                             Koinonia System Co. Ltd.


By:                                     By:
    -------------------------------         -----------------------------------
    Mark Comer                              Mr. Seo Sun Man
    President                               President



                                        Koinonia System Co. Ltd.


                                        By:
                                            -----------------------------------
                                            Ms. Moon Jung Sook
                                            Representative


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